UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

PATRIOT CAPITAL FUNDING, INC.

(Name of Registrant as Specified In Its Charter)
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FOR IMMEDIATE RELEASE	NEWS ANNOUNCEMENT
Patriot Capital Funding Sets November 18, 2009 for Special Meeting of
Shareholders to Vote on Proposed Prospect Capital Merger
WESTPORT, CT – October 26 2009 — Patriot Capital Funding, Inc. (NasdaqGS: PCAP) today announced that a special meeting of shareholders will be held on November 18, 2009 to vote on the proposed merger with Prospect Capital Corporation (NasdaqGS: PSEC). Patriot Capital Funding, Inc. shareholders at the close of business on October 21, 2009 will be eligible to vote by proxy or at the special meeting on the proposed merger.
“The board of directors of Patriot Capital Funding believes that the proposed Prospect Capital merger is the best alternative for Patriot Capital Funding shareholders and, as a result, strongly recommends that shareholders vote in favor of this transaction,” said Richard P. Buckanavage, president and chief executive officer of Patriot Capital Funding. “In this regard, each of Patriot Capital Funding’s directors and executive officers has indicated that he intends to vote his shares in favor of the merger.”
Completion of the transaction is subject to certain conditions, including approval by the shareholders of Patriot Capital Funding, the receipt of payoff letters from Patriot Capital Funding’s lenders and other customary closing conditions. Subject to the satisfaction of these closing conditions, the transaction is expected to be completed shortly after shareholder approval.
A proxy statement will be mailed to Patriot Capital Funding shareholders on or about October 27, 2009 in connection with the November 18, 2009 special meeting of shareholders.
About Patriot Capital Funding, Inc.
Patriot Capital Funding, Inc. (www.patcapfunding.com) is a specialty finance company providing customized financing solutions primarily to private equity sponsors focused on making investments in small- to mid-sized companies.
Forward-Looking Statements
This press release may contain certain forward-looking statements, including statements with regard to the proposed merger transaction between Patriot Capital Funding and Prospect Capital. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including the satisfaction of the conditions of the proposed merger on the proposed timeframe or at all, and other factors enumerated in the filings Patriot Capital Funding makes with the Securities and Exchange Commission. Patriot Capital Funding undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed merger transaction involving Patriot Capital Funding and Prospect Capital. In connection with the proposed merger, Prospect Capital has filed with the SEC a registration statement on Form N-14 containing a proxy statement/prospectus for the shareholders of Patriot Capital Funding, and each of Patriot Capital Funding and Prospect Capital may be filing other documents with the SEC regarding the proposed merger transaction. The definitive proxy statement/prospectus will be mailed to shareholders of Patriot Capital Funding.
BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, PATRIOT CAPITAL FUNDING’S SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and shareholders may obtain, without charge, a copy of the definitive proxy statement/prospectus, as well as other relevant documents containing important information about Patriot Capital Funding and Prospect Capital at the SEC’s website (http://www.sec.gov). Patriot Capital Funding’s shareholders also may obtain, without charge, a copy of the definitive proxy statement/prospectus and other relevant documents by directing a request by mail or telephone to Patriot Capital Funding, 274 Riverside Avenue, Westport, Connecticut, (203) 429-2700.
Patriot Capital Funding and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Patriot Capital Funding’s shareholders with respect to the proposed merger. Information about Patriot Capital Funding’s directors and executive officers and their ownership of Patriot Capital Funding’s common stock is set forth in the definitive proxy statement/prospectus for Patriot Capital Funding’s special meeting of shareholders, which was filed with the SEC on Schedule 14A on October 26, 2009. Shareholders may obtain additional information regarding the interests of Patriot Capital Funding and its directors and executive officers in the proposed merger, which may be different than those of Patriot Capital Funding’s shareholders generally, by reading the definitive proxy statement/prospectus and other relevant documents regarding the proposed merger.

CONTACTS
Richard Buckanavage President and Chief Executive Officer 203/429-2700	Robert Rinderman or Norberto Aja Jaffoni & Collins Incorporated 212/835-8500 or PCAP@jcir.com
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